Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS FIRST QUARTER EARNINGS

BLACKSBURG, VA, APRIL 28, 2016:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the first quarter of 2016. The Company reported net income of $3.78 million for the quarter ended March 31, 2016 compared to almost $3.97 million at March 31, 2015. Basic earnings per share were $0.54 at March 31, 2016 compared to $0.57 for the same period in 2015. For the first quarter, the return on average assets was 1.28% and the return on average equity was 8.64% compared to 1.40% and 9.50%, respectively, for the first quarter of 2015. At March 31, 2016, the Company had total assets of close to $1.21 billion which was an increase of 3.69% when compared to $1.16 billion at the end of the first quarter of 2015.

Commenting on the Company’s financial results, National Bankshares Chairman, President & CEO James G. Rakes said, “We continue to compare very favorably to our peer group in terms of our balance sheet and income statement results. Asset quality remains a priority as nonperforming loans declined over 31% from the first quarter of 2015. In addition, net OREO balances dropped 21% when the same two periods are compared. We still face challenges, such as static loan demand, a low interest rate environment and increased competition, but we are striving to grow loans, manage expenses, and increase noninterest revenue. As we enter our 125th year of banking, we are focused on continuing to provide long-term value to our stockholders and customers through delivery of superior customer service and products.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 26 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	March 31, 2016	March 31, 2015	December 31, 2015
Assets
Cash and due from banks	$9,913	$12,452	$12,152
Interest-bearing deposits	129,363	87,676	130,811
Federal funds sold	---	---	---
Securities available for sale, at fair value	270,094	238,496	236,131
Securities held to maturity	144,664	156,135	152,028
Restricted stock	1,170	1,129	1,129
Total securities	415,928	395,760	389,288
Mortgage loans held for sale	63	1,091	634
Loans:
Loans, net of unearned income and deferred fees	607,643	622,171	619,008
Less: allowance for loan losses	(8,107)	(8,257)	(8,297)
Loans, net	599,536	613,914	610,711
Premises and equipment, net	8,841	8,998	9,020
Accrued interest receivable	5,587	5,506	5,769
Other real estate owned	3,612	4,573	4,165
Intangible assets and goodwill	6,114	6,954	6,224
Bank-owned life insurance	22,548	21,946	22,401
Other assets	6,366	5,975	8,564
Total assets	$1,207,871	$1,164,845	$1,199,739

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$170,207	$160,217	$166,453
Interest-bearing demand deposits	570,065	526,388	569,787
Savings deposits	92,944	85,615	90,236
Time deposits	185,296	212,737	192,383
Total deposits	1,018,512	984,957	1,018,859
Other borrowed funds	---	---	---
Accrued interest payable	62	70	56
Other liabilities	10,061	7,096	8,710
Total liabilities	1,028,635	992,123	1,027,625

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at March 31, 2016 and December 31, 2015 and 6,950,474 shares at March 31, 2015.	8,697	8,688	8,697
Retained earnings	175,132	167,253	171,353
Accumulated other comprehensive loss, net	(4,593)	(3,219)	(7,936)
Total stockholders' equity	179,236	172,722	172,114
Total liabilities and stockholders' equity	$1,207,871	$1,164,845	$1,199,739

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ending
($ in thousands, except for share and per share data)	March 31, 2016		March 31, 2015
Interest Income
Interest and fees on loans		$7,334		$7,610
Interest on federal funds		---		---
Interest on interest-bearing deposits		162		64
Interest on securities - taxable		1,677		1,734
Interest on securities - nontaxable		1,311		1,386
Total interest income		10,484		10,794
Interest Expense
Interest on time deposits		274		327
Interest on other deposits		794		760
Interest on borrowed funds		---		---
Total interest expense		1,068		1,087
Net interest income		9,416		9,707
Provision for loan losses		203		201
Net income after provision for loan losses		9,213		9,506
Noninterest Income
Service charges on deposit accounts		560		535
Other service charges and fees		72		71
Credit card fees		870		895
Trust Income		323		289
Bank-owned life insurance		147		149
Other income		345		314
Realized securities gains (losses), net		24		(2)
Total noninterest income		2,341		2,251
Noninterest Expense
Salaries and employee benefits		3,568		3,051
Occupancy and furniture and fixtures		477		449
Data processing and ATM		411		435
FDIC assessment		141		135
Credit card processing		622		610
Intangibles and goodwill amortization		110		269
Net cost of other real estate owned		69		464
Franchise taxes		331		308
Other operating expenses		955		959
Total noninterest expense		6,684		6,680
Income before income tax expense		4,870		5,077
Income tax expense		1,091		1,111
Net Income		$3,779		$3,966
Basic net income per share		$0.54		$0.57
Fully diluted net income per share		$0.54		$0.57
Weighted average number of common shares outstanding
Basic		6,957,974		6,950,474
Diluted		6,957,974		6,955,023
Dividends declared per share	$	---	$	---
Dividend payout ratio		0.00%		0.00%
Book value per share		$25.76		$24.85

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2016	March 31, 2015
Net Income	$3,779	$3,966

Other Comprehensive Income, Net of Tax
Unrealized holding gains on available for sale securities net of tax of $1,809 and $1,320 for the periods ended March 31, 2016 and 2015, respectively	3,359	2,452
Reclassification adjustment for losses (gains) included in net income, net of tax of ($8) and $1 for the periods ended March 31, 2016 and 2015, respectively	(16)	1
Other comprehensive income, net of tax of $1,801 and $1,321 for the periods ended March 31, 2016 and 2015, respectively	$3,343	$2,453
Total comprehensive income	$7,122	$6,419

Key Ratios and Other Data

(Unaudited)

	Three Months Ended
$ in thousands	March 31, 2016	March 31, 2015
Average Balances
Cash and due from banks	$11,309	$11,364
Interest-bearing deposits	125,849	104,104
Securities available for sale	245,153	222,161
Securities held to maturity	149,202	159,376
Restricted stock	1,133	1,095
Mortgage loans held for sale	427	460
Gross Loans	610,979	605,137
Loans, net	601,557	604,288
Intangible assets	6,170	7,109
Total assets	1,188,462	1,149,578
Total deposits	1,003,136	973,738
Other borrowings	---	---
Stockholders' equity	175,991	169,289
Interest-earning assets	1,132,925	1,092,481
Interest-bearing liabilities	838,943	821,308

Financial Ratios
Return on average assets	1.28%	1.40%
Return on average equity	8.64%	9.50%
Net interest margin	3.66%	3.94%
Net interest income-fully taxable equivalent	$10,307	$10,608
Efficiency ratio	52.85%	51.95%
Average equity to average assets	14.81%	14.73%

Allowance for Loan Losses
Beginning balance	$8,297	$8,263
Provision for losses	203	201
Charge-offs	(453)	(260)
Recoveries	60	53
Ending balance	$8,107	$8,257

Asset Quality Data

(Unaudited)

$ in thousands	March 31, 2016	March 31, 2015
Nonperforming Assets
Nonaccrual loans	$1,901	$3,102
Nonaccrual restructured loans	4,504	6,123
Total nonperforming loans	6,405	9,225
Other real estate owned	$3,612	$4,573
Total nonperforming assets	$10,017	$13,798
Accruing restructured loans	7,724	5,992
Loans 90 days or more past due	$328	$272

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.64%	2.20%
Allowance for loans losses to total loans	1.33%	1.33%
Allowance for loan losses to nonperforming loans	126.57%	89.51%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.05%	0.04%